Exhibit 5(a)

[Letterhead of Eilenberg Krause & Paul LLP]

November 17, 2008

Pharmos Corporation

99 Wood Avenue South, Suite 311

Iselin, New Jersey 08830

Re:	Registration Statement on Form S-3

Relating to 2,692,815 Shares of Common Stock

Gentlemen:

You have requested our opinion in connection with the above-referenced registration statement (the “Registration Statement”), relating to up to 2,692,815 shares of Common Stock, par value $.03 per share, of Pharmos Corporation (the “Company”) that the Registration Statement contemplates will be sold by a selling stockholder.

We have reviewed copies of the Amended and Restated Articles of Incorporation of the Company (including amendments thereto), the By-laws of the Company, the Registration Statement and exhibits thereto, the Securities Purchase Agreement, dated as of January 3, 2008, between the Company and the Purchasers named therein (including amendments thereto) and the Company’s 10% Convertible Debentures Due November 1, 2012 (the “Debentures”) purchased thereby and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

Based upon and subject to the foregoing, we are of the opinion that the 2,692,815 shares of Common Stock of the Company that are being offered by the selling stockholder in the Registration Statement have been duly authorized and, upon issuance in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to us under the caption “Legal Matters” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Eilenberg Krause & Paul LLP

17